Exhibit 24
Power of Attorney
     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers of First Interstate BancSystem, Inc., a corporation organized under the laws of the State of Montana (the “Company”), hereby constitutes and appoints Lyle R. Knight and Terrill R. Moore, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the U.S. Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of shares of the Company’s common stock, no par value, to be issued or sold pursuant to the Company’s 2006 Equity Compensation Plan, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.
     Dated: May 4, 2006

Signature	Title

/s/ Thomas W. Scott Thomas W. Scott	Chairman of the Board

/s/ James R. Scott James R. Scott	Vice Chairman of the Board

/s/ Lyle R. Knight Lyle R. Knight	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Terrill R. Moore Terrill R. Moore	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Elouise C. Cobell Elouise C. Cobell	Director

/s/ David H. Crum David H. Crum	Director

/s/ Richard A. Dorn Richard A. Dorn	Director

William B. Ebzery	Director

/s/ James W. Haugh James W. Haugh	Director

/s/ Charles M. Heyneman Charles M. Heyneman	Director

/s/ Robert L. Nance Robert L. Nance	Director

/s/ Terry W. Payne Terry W. Payne	Director

/s/ Homer A. Scott, Jr. Homer A. Scott, Jr.	Director

/s/ Julie A. Scott Julie A. Scott	Director

/s/ Randall I. Scott Randall I. Scott	Director

/s/ Sandra A. Scott Suzor Sandra A. Scott Suzor	Director

/s/ Michael J. Sullivan Michael J. Sullivan	Director

Martin A. White	Director